Exhibit 23.1

PricewaterhouseCoopers LLP 4221 West Boy Scout Boulevard Suite 200 Tampe FL 33607 Telephone (813) 229 0221 Facsimile (813) 229 3646 www.pwc.com

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144854) of AuthenTec, Inc. of our report dated March 18, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal controls over financial reporting, which appears in this Form 10-K.

Tampa, Florida

March 18, 2009